                                                                    Exhibit 99.1

Financial Statements and Report of Independent Certified Public Accountants

Electronic Payment Exchange, Inc.

December 31, 2001 and 2000

                                    CONTENTS

                                                                                Page
                                                                                ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                3

FINANCIAL STATEMENTS

     BALANCE SHEETS                                                               4

     STATEMENTS OF OPERATIONS                                                     5

     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)                       6

     STATEMENTS OF CASH FLOWS                                                     7

     NOTES TO FINANCIAL STATEMENTS                                                8

               Report of Independent Certified Public Accountants

Board of Directors
Electronic Payment Exchange, Inc.


     We have audited the accompanying balance sheets of Electronic Payment Exchange, Inc. (a Delaware corporation) as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Payment Exchange, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP


Philadelphia, Pennsylvania
April 20, 2002, except for note A as to
    which the date is May 24, 2002

                        Electronic Payment Exchange, Inc.

                                 BALANCE SHEETS

                                  December 31,


      ASSETS                                                                               2001            2000
                                                                                       ------------    ------------
CURRENT ASSETS
  Cash and cash equivalents                                                            $    576,380    $  2,944,525
  Restricted cash                                                                            64,758         692,627
  Accounts receivable, net of allowance for doubtful accounts
    of $759,000 and $189,000                                                              7,305,561       1,991,594
  Due from related parties                                                                  661,818         162,564
  Prepaid expenses and other                                                                610,266         919,557
                                                                                       ------------    ------------

      Total current assets                                                                9,218,783       6,710,867
                                                                                       ------------    ------------

PROPERTY AND EQUIPMENT - AT COST, net of accumulated
  depreciation of $2,202,103 and $821,976                                                 4,499,802       3,988,432
                                                                                       ------------    ------------

OTHER ASSETS
  Goodwill, net of accumulated amortization of $618,564 and $400,249                      3,747,971       3,966,286
  Portfolio acquisition costs, net of accumulated amortization of $52,782 and 19,446         47,218          80,554
  Deferred income taxes                                                                           -         935,000
                                                                                       ------------    ------------

      Total other assets                                                                  3,795,189       4,981,840
                                                                                       ------------    ------------

      Total assets                                                                     $ 17,513,774    $ 15,681,139
                                                                                       ============    ============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Current maturities of long-term debt                                                 $  4,120,889    $     91,270
  Accounts payable                                                                        1,747,363       2,803,788
  Accrued expenses                                                                        9,461,049       3,000,598
  Accrued income taxes                                                                            -       1,160,000
  Accrued contingencies                                                                   3,760,296       4,024,000
  Reserves and funds administration liabilities                                           1,463,805       2,869,448
  Credit and fraud loss reserve                                                             285,000         476,000
                                                                                       ------------    ------------

      Total current liabilities                                                          20,838,402      14,425,104
                                                                                       ------------    ------------

LONG-TERM DEBT, less current maturities                                                   1,602,239          58,624
                                                                                       ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock; $0.0001 par value; 3,000,000 and 1,017,000 (no par); shares authorized; and 978,000 and 955,000 shares issued and outstanding
    at December 31, 2001 and 2000, respectively                                                  98       3,341,202
  Additional paid in capital                                                              3,477,897          10,000
  Treasury stock                                                                           (224,026)              -
  Accumulated deficit                                                                    (8,180,836)     (2,153,791)
                                                                                       ------------    ------------

      Total stockholders' equity (deficit)                                               (4,926,867)      1,197,411
                                                                                       ------------    ------------

      Total liabilities and stockholders' equity                                       $ 17,513,774    $ 15,681,139
                                                                                       ============    ============

The accompanying notes are an integral part of these statements.

                        Electronic Payment Exchange, Inc.

                            STATEMENTS OF OPERATIONS

                             Year ended December 31,


                                                       2001            2000
                                                   ------------    ------------

Revenues                                           $ 36,299,929    $ 32,225,037

Operating expenses
  Cost of service                                    26,553,804      20,306,314
  Selling, general and administrative                12,899,239      10,208,856
  Depreciation and amortization                       1,645,958         891,179
  Unusual charges                                       250,000       4,000,000
                                                   ------------    ------------

     Total operating expenses                        41,349,001      35,406,349

Operating loss                                       (5,049,072)     (3,181,312)

Other income (expense)
  Interest income                                        61,867          43,804
  Interest expense                                     (642,536)       (228,896)
  Other expenses                                       (377,609)       (268,389)
  Loss on sale of assets                                (19,695)              -
                                                   ------------    ------------
                                                       (977,973)       (453,481)
                                                   ------------    ------------

     Loss before provision for income taxes          (6,027,045)     (3,634,793)

Provision for income tax benefit                              -        (542,000)
                                                   ------------    ------------

     NET LOSS                                      $ (6,027,045)   $ (3,092,793)
                                                   ============    ============

The accompanying notes are an integral part of these statements.

                        Electronic Payment Exchange, Inc.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                     Years ended December 31, 2001 and 2000

                                                                                                               Retained
                                                          Common stock           Additional                    earnings
                                                    -------------------------      paid in      Treasury     (accumulated
                                                      Shares         Amount        capital        stock         deficit)
                                                    ----------    -----------    -----------   -----------    -----------
Balance at January 1, 2000                             933,000    $ 1,539,180    $         -   $         -    $   939,002


Issuance of additional shares                           22,000      1,802,022              -             -              -


Issuance of rights to purchase shares                        -              -         10,000             -              -


Net loss                                                     -              -              -             -     (3,092,793)
                                                    ----------    -----------    -----------   -----------    -----------


Balance at December 31, 2000                           955,000      3,341,202         10,000             -     (2,153,791)


Adjustment to record $0.0001 par value on common             -     (3,341,106)     3,341,106             -              -
 stock for amended certificate of incorporation


Less acquisition of treasury stock                     (17,000)            (2)             -      (224,026)             -


Issuance of additional shares                           40,000              4         39,996             -              -


Issuance of warrant to purchase common stock                 -              -         86,795             -              -


Net loss                                                     -              -              -             -     (6,027,045)
                                                    ----------    -----------    -----------   -----------    -----------


Balance at December 31, 2001                           978,000    $        98    $ 3,477,897   $  (224,026)   $(8,180,836)
                                                    ==========    ===========    ===========   ===========    ===========

The accompanying notes are an integral part of these statements.

                        Electronic Payment Exchange, Inc.

                            STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                         2001           2000
                                                                     -----------    -----------
Cash flows from operating activities
  Net loss                                                           $(6,027,045)   $(3,092,793)
  Adjustments to reconcile net loss to net cash
     (used in) provided by operating activities
    Depreciation                                                       1,394,306        653,416
    Amortization                                                         251,651        237,763
    Provision for doubtful accounts                                    1,397,228      1,734,184
    Loss on sale of assets                                                19,695              -
    Deferred income taxes                                                935,000       (892,000)
    Interest expense on issuance of warrants                              86,795              -
    Unusual charge                                                       250,000              -
    Stock grant                                                           40,000          5,000
    Changes in operating assets and liabilities
     (Increase) decrease in
        Accounts receivable                                           (6,427,244)    (1,271,533)
        Prepaid expenses and other                                       309,291       (417,878)
        Restricted cash                                                  627,869       (381,998)
     Increase (decrease) in
        Accounts payable                                              (1,056,425)     2,184,450
        Reserve liabilities                                           (1,405,643)     1,291,475
        Accrued income taxes                                          (1,160,000)       350,000
        Accrued expenses                                               5,985,498      1,118,843
        Accrued contingencies                                           (263,704)     4,024,000
                                                                     -----------    -----------

          Net cash (used in) provided by operating activities         (5,042,728)     5,542,929
                                                                     -----------    -----------

Cash flows from investing activities
  Purchase of property and equipment                                  (1,925,371)    (3,488,710)
  Less amounts financed by capital lease obligations                   1,533,622              -
                                                                     -----------    -----------

  Net purchases of property and equipment                               (391,749)    (3,488,710)

  Purchase of portfolio acquisition costs                                      -       (100,000)
  Loans to related party                                                (499,254)      (117,519)
  Acquisition of business                                               (250,000)             -
                                                                     -----------    -----------

          Net cash used in investing activities                       (1,141,003)    (3,706,229)
                                                                     -----------    -----------

Cash flows from financing activities
  Proceeds from long-term debt                                         4,500,000        733,859
  Principal payments on long-term borrowings                            (103,694)    (1,544,094)
  Repayment of capital leases                                           (356,694)             -
  Proceeds from issuance of stock                                              -      1,797,022
  Deposit received for right to purchase stock                                 -         10,000
  Purchase of treasury stock                                            (224,026)             -
                                                                     -----------    -----------

          Net cash provided by financing activities                    3,815,586        996,787
                                                                     -----------    -----------

          NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS        (2,368,145)     2,833,487

Cash and cash equivalents, beginning of year                           2,944,525        111,038
                                                                     -----------    -----------

Cash and cash equivalents, end of year                               $   576,380    $ 2,944,525
                                                                     ===========    ===========

Supplemental disclosure of cash flow information
  Cash payments for

   Interest                                                          $   225,498    $    96,073
                                                                     ===========    ===========

   Income taxes                                                      $   510,142    $         -
                                                                     ===========    ===========

The accompanying notes are an integral part of these statements.

                        Electronic Payment Exchange, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

NOTE A - ORGANIZATION, ACCOUNTING POLICIES AND SUBSEQUENT EVENTS

  Electronic Payment Exchange, Inc. (the Company or EPX) was incorporated on March 1, 1999 in the State of Delaware and is a provider of integrated electronic transaction processing services, related software application products and value-added services primarily to small- and medium-sized merchants. The Company provides merchants with transaction processing support for all major credit and charge cards, including VISA and MasterCard and also provides access to debit card processing and check verification services. EPX provides merchants a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, payment settlement and assisting in resolving billing disputes with customers.

  On March 1, 1999, the Company purchased substantially all of the assets of Electronic Check Services (ECS) for $4,437,275. The purchase price consisted of $300,000 of cash, a $700,000 note payable and the Company assuming $3,437,275 of ECS's liabilities. In addition, the Company purchased the 20% minority interest of one of the shareholders of ECS who became the majority shareholder of EPX for consideration of $1,109,319 of the Company's stock. The Company recorded $4,366,335 of goodwill as a result of the acquisition.

  On March 19, 2002, the Company signed a letter of intent, and reached a preliminary agreement and plan of merger to sell all of its outstanding common stock to Intercept Merger Sub, Inc. (Intercept). On May 24, 2002, the Company completed its plan of merger and sold all of its outstanding stock for 1,349,894 shares of Intercept stock valued at $24.97 per share and Intercept agreed to assume $13,056,000 of liabilities. 269,979 of these shares were placed in escrow to satisfy liabilities and unresolved contingencies in excess of $13,056,000 existing at the closing date and to secure EPX's representations and warranties.

  On April 23, 2002, the Company borrowed $5,050,000 from InterCept, Inc. in anticipation of the planned merger. The loan bears interest at a rate equal to the prime rate plus one percent (1%) per annum, from April 23, 2002 until the date of maturity, December 31, 2002. Approximately $2,500,000 of the proceeds was used to satisfy, in full, the settlement agreement described in note I. In addition, $848,000 was used to satisfy payables that were incurred in the normal course of business. The remaining proceeds of $1,700,000 were advanced to an officer of the Company, and it was accounted for as a shareholder loan.

  In addition, on May 23, 2002, the Company repaid its $3,000,000 convertible senior unsecured note payable plus accrued interest.

  A summary of the significant accounting policies consistently applied in the preparation of the financial statements follows:

  1. Use of Estimates

  In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   (Continued)

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE A - ORGANIZATION AND ACCOUNTING POLICIES - Continued

  2. Revenue Recognition and Cost of Service

  Revenues, derived principally from the electronic processing of transactions, are recognized at the time the merchants' transactions are processed. Directly related cost of service is also recognized at the time of processing and includes interchange fees paid to the credit card issuing bank, VISA and MasterCard assessments, transaction fees, and merchant account processing fees.

  3. Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash equivalents consist primarily of certificates of deposit.

  4. Restricted Cash

  Restricted cash represents funds held-on-deposit with certain processing banks pursuant to agreements to cover potential merchant losses, and funds held by lending institutions to provide additional collateral. These amounts are classified as current assets for financial statement purposes. The restricted cash represents a portion of the reserves and funds administration liabilities included in current liabilities.

  5. Accounts Receivable

  Accounts receivable are primarily comprised of amounts due from the Company's clearing and settlement banks and represent the discount earned on transactions processed during the month ending on the balance sheet date. Such balances are received from the clearing and settlement banks approximately twenty days following the end of each month. In addition, the accounts receivable balance also includes merchant customer accounts for which the Company has paid charge backs in excess of reserves and funds administration accounts.

  The Company's merchant customers have liability for charges disputed by cardholders. However, in the case of merchant insolvency, bankruptcy or other nonpayment, the Company may be liable for any such charges disputed by cardholders. EPX believes that the diversification of its merchant portfolio among industries and geographic regions reduces its risk of loss. Based on management estimates and subsequent activity, the Company has established reserves for estimated credit losses on transactions processed.

                                   (Continued)

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE A - ORGANIZATION AND ACCOUNTING POLICIES - Continued

  6. Property and Equipment

  Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method for financial reporting purposes and primarily accelerated methods for tax purposes. For financial reporting purposes, personal computers and software are depreciated over three years, computer servers are depreciated over five years and furniture and fixtures are depreciated over seven years. Leasehold improvements and property acquired under capital leases are amortized over the useful life of the asset or the lease term, whichever is shorter. Maintenance and repairs are charged to expense as incurred. Expenditures for renewals and improvements that extend the useful life are added to the property and equipment accounts.

  7. Goodwill

  The excess cost of businesses acquired is amortized on the straight-line basis over twenty years. Management periodically evaluates goodwill for indications of impairment based on the operating results of the related business purchased. If this evaluation indicates that goodwill will not be recoverable, as determined based on undiscounted cash flows over the remaining life of the asset, the carrying value and remaining amortization period will be adjusted to reflect fair value.

  8. Portfolio acquisition costs

  Portfolio acquisition costs represent the costs of acquiring merchant portfolios. The costs are amortized over the respective merchant contract terms of three years.

  9. Reserves and Funds Administration Liabilities and Credit and Fraud Loss Reserve

  The Company's primary risk in providing electronic transaction processing services is due to a merchant's chargeback liability. If a customer merchant becomes insolvent for any reason, the Company must cover the cost of chargebacks, chargeback fees and penalties that are incurred. Therefore, the Company has developed several tools and guidelines in order to manage and minimize these risks.

  Initially, the Company's underwriting department evaluates the merchant customer's financial stability and product marketing. The risk can also be limited through the use of reserve and fund administration accounts. A reserve is a percentage of the merchant customer's processing funds that is held in a bank account for a period of time to reduce the risk of the Company's chargeback liability. In some cases, these bank accounts are controlled by the Company and therefore are recorded on the Company's balance sheet as restricted cash with a related liability. In other cases these bank accounts are controlled by the acquiring banks and therefore are not recorded on the Company's balance sheet. Fund administration accounts are similar to reserves except that these relate to startup companies whereby an agreement is made for the Company to administer refunds and other payments on the merchant customer's behalf.

  In some instances, the Company also limits risk through the use of personal guarantees and irrevocable letters of credit provided by their merchant customers. For higher risk merchant customers, the Company also maintains insurance bonds whereby transactions are insured dollar for dollar.

                                   (Continued)

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE A - ORGANIZATION AND ACCOUNTING POLICIES - Continued

  As of December 31, 2001 and 2000 the Company recorded a credit and fraud loss reserve of $285,000 and $476,000, respectively, to account for 2001 and 2000 transactions, which were charged back subsequent to year end and were not covered by the merchant customers.

  10. Income Taxes

  The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between the carrying amounts of existing assets and liabilities for financial reporting and their respective amounts used for income tax purposes.

  11. Concentration of Credit Risk

  The Company maintains cash balances in several financial institutions. The domestic balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Cash balances of $365,561 at December 31, 2001 with Aruba Bank NV are not insured. At times, the Company maintains balances in excess of the insured amounts; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

  12. Stock Compensation

  The Company has elected under the provisions of SFAS No. 123, Accounting for Stock Based Compensation, to use the intrinsic-value method of accounting for employee stock-based compensation in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

  13. Recently Issued Accounting Pronouncements

  In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets. SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS No. 142. Major provisions of these Statements and their effective dates for the Company are as follows:

      . All business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interests method of accounting is prohibited except for transactions initiated before July 1, 2001.

      . Intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

                                   (Continued)

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE A - ORGANIZATION AND ACCOUNTING POLICIES - Continued

      . Goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized.

      . Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

      . All acquired goodwill must be assigned to reporting units for the purpose of impairment testing and segment reporting.

  Upon adoption, the Company will no longer amortize goodwill, thereby eliminating an annual amortization expense of approximately $218,000.

NOTE B - SIGNIFICANT CUSTOMERS

  During the years ended December 31, 2001 and 2000, the Company had three major customers, which accounted for 32%, 23%, and 21%; and 23%, 17% and 14% of total sales, respectively.

NOTE C - RELATED PARTY TRANSACTIONS

  As of December 31, 2001 and 2000, the Company had a receivable from its majority stockholder in the amount of $661,818 and $88,538, respectively. The amounts consist of advances made during the year. No interest has been received or accrued on this amount as of December 31, 2001.

  In addition, at December 31, 2000, the Company had a non-interest bearing receivable of $74,026 due from another stockholder, which was repaid in April 2001.

NOTE D - PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                           2001          2000
                                                        ----------    ----------

  Computer software                                     $1,078,872    $  971,742
  Leasehold improvements                                 1,475,488       425,217
  Computer equipment                                     3,719,953     3,180,195
  Furniture and fixtures                                   395,238       200,900
  Automobiles                                               32,354        32,354
                                                        ----------    ----------
                                                         6,701,905     4,810,408
  Less accumulated depreciation                          2,202,103       821,976
                                                        ----------    ----------

                                                        $4,499,802    $3,988,432
                                                        ==========    ==========

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE E - LONG-TERM DEBT OBLIGATIONS

    Long-term debt consists of the following:

                                                                                       2001             2000
                                                                                    ----------       ----------
       Note payable, bank, due April 2004, payable in monthly installments of interest only through April 2002, and then monthly installments of principal and interest of $15,636, with interest at the bank's national commercial interest rate plus 0.25%, secured by certain
          assets of the Company                                                     $  423,154       $        -

       Note payable, bank, due September 2004, payable in monthly installments of interest only through April 2002, and then monthly installments of principal and interest of $32,210, with interest at the bank's national commercial rate plus 0.25%, secured by certain assets of
          the Company                                                                  973,152                -

       Obligations under capital leases due in varying monthly installments ranging from $500 to $35,000, including interest at rates from 11%
          to 26%; collateralized by specific equipment.                              1,326,822          149,894

       Convertible senior unsecured note payable; principal plus interest of
          16%; due December 2001. As additional consideration for extending the due date of the note from August 21, 2001 to December 31, 2001, the Company issued a warrant to purchase common stock of the
          Company, as defined in the agreement. $86,795 is the assigned value of the warrant, which has been recorded as additional interest expense. The note will be assumed by Intercept in connection with the sale of the Company's stock and will be repaid through the
          settlement of the sale.                                                    3,000,000                -
                                                                                    ----------       ----------
                                                                                     5,723,128          149,894
    Less current maturities                                                          4,120,889           91,270
                                                                                    ----------       ----------

                                                                                    $1,602,239       $   58,624
                                                                                    ==========       ==========
    Annual principal payments of long-term debt are as follows:

       Year ended December 31,
       -----------------------

                  2002                                                              $4,120,889
                  2003                                                               1,019,481
                  2004                                                                 582,758
                                                                                    ----------

                                                                                    $5,723,128
                                                                                    ==========

                       Electronic Payment Exchange, Inc.

                          December 31, 2001 and 2000

NOTE F - INCOME TAXES

The provision for income taxes consists of:

                                                                                     2001             2000
                                                                                 -----------      -----------
       Current income taxes (benefit)
          Federal                                                                $  (935,000)     $   225,000
          State                                                                            -          125,000
                                                                                 -----------      -----------
                                                                                    (935,000)         350,000

       Deferred income taxes (benefit)
          Federal                                                                    935,000         (897,000)
          State                                                                            -            5,000
                                                                                 -----------      -----------
                                                                                     935,000         (892,000)
                                                                                 -----------      -----------

                                                                                 $         -      $  (542,000)
                                                                                 ===========      ===========

Deferred income taxes are comprised of the income tax effects of the following:

                                                                                     2001             2000
                                                                                 -----------      -----------
       Assets
          Net operating loss (net of benefit carried back)                       $ 1,060,000      $         -
          Accrued contingencies                                                    1,467,000        1,569,000
          Allowance for doubtful accounts receivable and credit and
              fraud loss reserve                                                     407,000          259,000
          Goodwill and portfolio acquisition costs amortization                       18,000            7,000
          Accrued expenses and other                                                 147,000                -
                                                                                 -----------      -----------
                                                                                   3,099,000        1,835,000
       Liabilities
          Property and equipment depreciation                                        156,000          128,000
                                                                                 -----------      -----------
                                                                                     156,000          128,000
                                                                                 -----------      -----------

                                                                                   2,943,000        1,707,000

       Less valuation allowance                                                   (2,943,000)        (772,000)
                                                                                 -----------      -----------

                                                                                 $         -      $   935,000
                                                                                 ===========      ===========

A net operating loss during 2001 gave rise to a $935,000 tax benefit which was used to offset a $935,000 current tax liability. At December 31, 2001, the Company has a remaining net operating loss carryforward of approximately $3,100,000 which expires in 2021. Accrued expenses at December 31, 2001 include approximately $516,000 related to penalties and interest for federal and state income taxes.

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE G - OPERATING LEASE COMMITMENTS

    The Company leases its facility under a noncancellable operating lease that expires in July 2007. The lease provides for a monthly base rent payment of $45,600. In addition to the monthly rent, the Company pays its proportionate share of all real estate taxes, insurance, utilities and common area charges. These costs are accounted for as additional rent. Total future minimum rental commitments under operating leases are as follows:

       Year ended December 31,
       -----------------------

                  2002                            $   561,552
                  2003                                575,768
                  2004                                589,985
                  2005                                604,201
                  2006                                488,100
                                                  -----------

                                                  $ 2,819,606
                                                  ===========

    Rental expense for all operating leases for the period ending December 31, 2001 and 2000, is as follows:

                                                      2001             2000
                                                  -----------      ------------

       Minimum rent                               $   587,225      $    419,597
       Additional rent                                 48,772            49,403
                                                  -----------      ------------

                                                  $   635,997      $    469,000
                                                  ===========      ============

NOTE H - BENEFIT PLANS

    1.  401(k) Retirement Plan

    The Company sponsors a 401(k) retirement plan, which is a qualified defined contribution plan. All regular full-time and part-time employees who work at least three months and are at least 21 years of age, are eligible to participate in the plan. The Company matches 50% of employee contributions up to 12% of compensation. The plan also allows for discretionary contributions by the Company. During 2001 and 2000, the Company's matching contribution amounted to $137,512 and $82,732, respectively.

    2.  Stock Option Plan

    During 2000, the Company established a stock option plan that provides for granting of incentive and non-qualified stock options to officers, key employees and affiliates. The objectives of the plan include attracting and retaining the best personnel, providing for additional performance incentives, and promoting the success of the Company by providing employees and affiliates the opportunity to acquire equity in the Company. The Company is authorized to grant options for up to 500,000 shares of the Company's stock. The exercise price of options must at least be equal to the fair value of the Company's stock at the grant date.

                                  (Continued)

                        Electronic Payment Exchange, Inc.

                           December 31, 2001 and 2000

NOTE H - BENEFIT PLANS - Continued

    No options were granted in 2000. In November 2001, the Company granted 57,925 non-qualified stock options with an exercise price of $5.00 a share, which approximated fair value. The options vest over a five-year period and expire five years after the grant date.

NOTE I - CONTINGENCIES AND UNUSUAL CHARGES

    The Company was a defendant in a lawsuit, whereby the plaintiff alleged that the Company breached an agreement to pay the Plaintiff for introduction made to an offshore bank to enable the Company to do credit card processing for the bank. The Plaintiff was seeking a percentage of revenues, which the Company received through processing of credit transactions with the bank and other damages. The case was tried in July 2001, and a judgment was entered against the Company for approximately $2,800,000 plus pre-judgment and post-judgment interest of 10% and attorney's fees and other costs. Total damages approximate $4,500,000. On March 12, 2002, the parties reached an agreement to settle the matter for $2,600,000. The Company filed an appeal to the Delaware Supreme Court in February 2002, to which the Plaintiff filed a motion to dismiss the appeal, which is pending before the Court. The settlement is contingent upon the Company raising the required financing by May 15, 2002, at which time the forbearance period expires. The agreement includes a stay of the appeal pending financing. At December 31, 2000, the Company recorded a $3,000,000 accrued contingency and unusual charge, including $2,600,000 relating to the settlement, and $400,000 related to the Company's legal fees. The $3,000,000 accrued contingency will be paid as a result of the sale of the Company's stock to Intercept as discussed in note A.

    The Company is a defendant in a breach of contract claim brought against the Company by one of its subcontractors pursuant to a professional services agreement. The claim seeks payment of approximately $764,000 plus interest and attorney fees. In addition, the Company is pursuing a breach of contract claim against its customer, for whom the Company and subcontractor were providing services. The Company's claim seeks payment of approximately $415,000 from its customer. Although the Company is vigorously defending itself in this matter, it believes that an unfavorable outcome is probable. At December 31, 2000 and 2001, the Company has recorded approximately $439,000 of accounts payable as an accrued contingency due to the subcontractor in connection with the claim against the Company, for which the Company believes it was contractually responsible and an additional accrued contingency of $585,000 representing the difference between the amount of the claim of $764,000 and $439,000 plus interest and attorney's fees. The $585,000 accrued contingency has been recorded as an unusual charge in the 2000 statement of operations. In addition, the Company has fully reserved approximately $415,000 of accounts receivable as an unusual item that was recorded in connection with its claim of payment due from its customer, which is recorded as an unusual charge in the 2000 statement of operations.

    Due to the nature of its business, the Company is involved in other legal matters, which management believes will not have a material impact on the Company's financial position or statement of operations.

    On March 29, 2001, the Company purchased the stock of Credit Card Services, Inc. for $250,000 to enable the Company to process directly into the card association interchange, eliminating the need for a third-party intermediary. The acquisition resulted in $250,000 of goodwill. Since the acquisition was not fully integrated into the Company's operations and will not result in future revenues, the Company considered the goodwill to be impaired and has recorded an unusual charge of $250,000 at December 31, 2001.